Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237390) and Form S-8 (Nos. 333-74905, 333-51520, 333-74868, 333-100010, 333-106191, 333-114375, 333-123933, 333-132493, 333-140021, 333-143953, 333-181625, 333-185036, 333-188775, 333-196259, 333-211615, 333-229774, 333-237833 and 333-239164) of NVIDIA Corporation of our report dated February 20, 2020, included in the Annual Report on Form 10-K of Mellanox Technologies, Ltd. with respect to the consolidated balance sheets as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended December 31, 2019, the related notes and financial statement schedule and our report on the effectiveness of internal control over financial reporting of Mellanox Technologies, Ltd. as of December 31, 2019 incorporated by reference in this Amendment No. 1 to Form 8-K dated June 30, 2020.

/s/ Kost, Forer, Gabbay and Kasierer

A member of EY Global

Tel-Aviv, Israel
June 30, 2020